EXHIBIT 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Blum Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount To Be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	457(c); 457(f)(1)	774,998,097(2)	$0.023(1)	$17,824,956.23	0.00014760	$2,630.96
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share, issuable upon conversion of convertible notes	457(c); 457(f)(1)	23,542,297(3)	$0.023(1)	$541,472.83	0.00014760	$79.92
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of warrants	457(c); 457(f)(1)	146,243,471(4)	$0.023(1)	$3,363,599.83	0.00014760	$496.47
Fees Previously Paid	Equity	Series V Preferred Stock, par value $0.001 per share	457(c); 457(f)(1)	14,071,431(5)	-(6)	-(6)	-	-(6)
Fees Previously Paid	Equity	Common Stock issuable upon the conversion of Series V Preferred Stock	457(c); 457(f)(1)	140,714,310(7)	$0.023(1)	$3,236,429.13	0.00014760	$477.70
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(c); 457(f)(1)	17,590,895 (9)	$0.017(8)	$299,045.22	0.00014760	$44.14
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts							$3,729.19
	Total Fees Previously Paid (10)							$4,242.70
	Total Fee Offsets							N/A
	Net Fee Due							$0.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1) of the Securities Act, based upon the average of the high and low sales price of the Common Stock as reported by The OTC Markets Group, Inc. on October 3, 2023 (such date being within five business days of the date that this registration statement was first filed with the SEC).

(2) Represents the maximum number of shares of Common Stock of Blum Holdings, Inc. estimated to be issuable pursuant to the holding company reorganization described in the proxy statement/prospectus that forms a part of this registration statement upon conversion of shares of common stock of Unrivaled Brands, Inc., based upon the number of shares of common stock of Unrivaled Brands, Inc. outstanding at the close of business on October 2, 2023. Pursuant to the holding company reorganization, each outstanding share of common stock of Unrivaled Brands, Inc. will be automatically converted into the right to receive one share of Common Stock of Blum Holdings, Inc.

(3) Represents the maximum number of shares of Common Stock of Blum Holdings, Inc. issuable upon conversion of convertible notes issued by Unrivaled Brands, Inc. that are outstanding as of October 3, 2023.

(4) Represents the maximum number of shares of Common Stock of Blum Holdings, Inc. issuable upon exercise of warrants issued by Unrivaled Brands, Inc. that are outstanding as of October 3, 2023.

(5) Represents the maximum number of shares of Series V Preferred Stock of Blum Holdings, Inc. estimated to be issuable to existing Unrivaled Brands, Inc. preferred stockholders upon conversion of their Unrivaled Brands, Inc. Series V Preferred Stock into equivalent shares of Series V Preferred Stock of Blum Holdings, Inc., in connection with the holding company reorganization described in the proxy statement/prospectus that forms a part of this registration statement.

(6) Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, if shares of convertible preferred stock are to be registered for distribution in the same registration statement as the securities to be offered pursuant thereto, no separate registration fee shall be required.

(7) Represents the maximum number of shares of Common Stock of Blum Holdings, Inc. issuable upon conversion of Series V Preferred Stock issued by Unrivaled Brands, Inc. that are outstanding as of October 3, 2023.

(8) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1) of the Securities Act, based upon the average of the high and low sales price of the Common Stock as reported by The OTC Markets Group, Inc. on October 17, 2023 (such date being within five business days of the date that this amended registration statement was filed with the SEC).

(9) Represents the maximum number of shares of Common Stock of Blum Holdings, Inc. issuable upon exercise of options issued by Unrivaled Brands, Inc. that are outstanding as of October 17, 2023.

(10) Consists of $3,685.05 paid on October 10, 2023 in connection with the original filing of this registration statement and $557.65 paid on October 20, 2023 in connection with Amendment No. 1 to this registration statement.